EXHIBIT 99.1

CannaPharmaRx Teams Up with PharmaDirections to Initiate
Research & Discovery program in Cannabinoid Science

Carneys Point, NJ, December 15, 2014: CannaPharmaRx, Inc., the New Jersey-based pharmaceutical company, will be working with PharmaDirections, a pharmaceutical project management and consulting group, as it launches its R&D platform to investigate product opportunities in endocannabinoid science for ultimate commercialization in global markets.

PharmaDirections' expertise will assist CannaPharmaRx with drug discovery, API process development, preclinical pharmacology and toxicology studies, formulation development, drug substance/drug product GMP manufacturing and regulatory submissions.

"CannaPharmaRx is pleased to have engaged such an experienced and diversified research and discovery advisory capability in assisting our product development leadership team in our initial R&D efforts", said Gerry Crocker, CEO, CannaPharmaRx, Inc.

CannaPharmaRx intends to research, develop and potentially commercialize a diverse line of cannabinoid-based products that will meet the needs of the healthcare providers serving various patient population needs. Approved products will be labeled for medical indications, strengths, dosing and safety, as well as route of administration.

"We look forward to working with CannaPharmaRx" said Dr. Richard Soltero, President, PharmaDirections, Inc. "The identification of cannabinoid receptors has opened the path to new treatments for a wide array of diseases and we appreciate the opportunity to join in their cannabinoid development activities."

There is substantial pre-clinical evidence in the worldwide literature on the effects of cannabinoid substances in animal models. CannaPharamRx has undertaken an in-depth analysis into the data to help determine which compounds may be further studied in additional animal models and to move selected compounds into early clinical evaluation in humans. CannaPharmaRx is not a "medical marijuana" company.

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About CannaPharmaRx
Our purpose is to innovate to bring cannabinoid-based therapies to market that improve patients' lives. R&D is at the heart of our mission as we work to transform advanced science and technologies into the therapies that matter most. Our executive management team has over 100 years of combined pharmaceutical industry experience developing and marketing prescription products. www.CannaPharmaRx.com

About PharmaDirections
PharmaDirections, Inc. is a pharmaceutical project management and consulting group focused on CMC (Chemistry, Manufacturing and Controls), formulation development, preclinical and regulatory affairs. PharmaDirections focuses exclusively on working with virtual pharmaceutical companies who outsource their R&D efforts. We direct virtual contract research using experts in all aspects of drug development who provide both the intellectual oversight and the execution capabilities for any drug development activity.
www.pharmadirections.com

Forward Looking Statements: Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as "anticipate," "believe," "forecast," "estimated" and "intend," among others. These forward-looking statements are based on CannaPharmaRx's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; uncertainties of government or fourth party payer reimbursement; limited sales and marketing efforts and dependence upon fourth parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical products under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no
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guarantees that future  clinical trials  discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. CannaPharmaRx does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in CannaPharmaRx's private placement agreement and Form 10-Q as of September 30, 2014 (Unaudited) and other periodic reports filed with the Securities and Exchange Commission.

SOURCE: CannaPharmaRx, Inc.
Contact: Kathleen Wolff, kwolff@cannapharmarx.com